As filed with the Securities and Exchange Commission on June 25, 2020.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PolyPid Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18 Hasivim Street

Petach Tikva 495376, Israel

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amir Weisberg

President

PolyPid Inc.

The Atrium at 47 Maple Street

Suite 302A

Summit, NJ 07901

Telephone: (908) 378-9530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Daniel I. Goldberg Joshua A. Kaufman Madison Jones Cooley LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 479-6000 Facsimile: (212) 479-6275

Oded Har-Even

David Huberman

Reut Alfiah

Sullivan & Worcester Israel

(Har-Even & Co.)

41-45 Rothschild Blvd.

Beit Zion

Tel Aviv, Israel 6578401

Telephone: +972 (3) 795-5555

Facsimile: +972 (3) 795-5550

	Nathan Ajiashvili Joshua G. Kiernan Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Telephone: (212) 906-1200 Facsimile: (212) 751-4864	Barry P. Levenfeld Adrian Daniels Yigal Arnon & Co. 1 Azrieli Center Tel Aviv, Israel 67021 Telephone: +972 (3) 608-7777 Facsimile: +972 (2) 623-9236

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-238978)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Ordinary Shares, with no par value per share	$7,906,250	$1,027

(1)	Based on the initial public offering price of $16.00 per ordinary share. The registrant previously registered securities at an aggregate offering price not to exceed $61,093,750 on a Registration Statement on Form F-1 (File No. 333-238978), which was declared effective on June 25, 2020 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $7,906,250 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Prior Registration Statement.

(2)	Includes the ordinary shares that the underwriters have the option to purchase.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional ordinary shares, with no par value per share, of PolyPid Ltd. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form F-1, as amended (File No. 333-238978) (the “Prior Registration Statement”), which the Commission declared effective on June 25, 2020, and is being filed solely for the purpose of increasing the aggregate offering price of ordinary shares to be offered in the public offering by $7,906,250, which includes additional shares that may be sold pursuant to the underwriters’ option to purchase additional ordinary shares. The additional ordinary shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in Prior Earlier Registration Statement. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Sullivan & Worcester Israel (Har-Even & Co.).

23.1	Consent of Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of Ernst & Young LLP

23.2	Consent of Sullivan & Worcester Israel (Har-Even & Co.) (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-238978), filed with the Commission on June 22, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petach Tikva, Israel, on the 25th day of June, 2020.

POLYPID, LTD.

By:	/s/ Amir Weisberg
Amir Weisberg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amir Weisberg	Chief Executive Officer and Director	June 25, 2020
Amir Weisberg	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	June 25, 2020
Dikla Czaczkes Akselbrad	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman	June 25, 2020
Jacob Harel

*	Director	June 25, 2020
Yechezkel Barenholz, Ph.D.

*	Director	June 25, 2020
Nir Dror

*	Director	June 25, 2020
Chaim Hurvitz

*	Director	June 25, 2020
Itzhak Krinsky, Ph.D.

*	Director	June 25, 2020
Anat Tsour Segal

*	Director	June 25, 2020
Robert B. Stein, M.D., Ph.D.

*	Director	June 25, 2020
Stanley Stern

*By:	/s/ Amir Weisberg
Amir Weisberg, Attorney-in-fact